Exhibit 21.1

Nordic Realty Trust, Inc.

List of Subsidiaries

Subsidiary	Jurisdiction
Noridc GP Lux Co S.à r.l.	Luxembourg
Nordic Operating Partnership S.C.A.	Luxembourg

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